UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2013

NorthStar Realty Finance Corp.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32330 (Commission File Number)	11-3707493 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                  Entry into a Material Definitive Agreement.

Acquisition of Limited Partnership Interests in Real Estate Private Equity Funds

On June 12, 2013, affiliates of NorthStar Realty Finance Corp. (“NorthStar”), NorthStar’s sponsored non-traded REIT, NorthStar Real Estate Income Trust, Inc. (“NorthStar Income” and, together with NorthStar, the “NorthStar Entities”), and funds managed by Goldman Sachs Asset Management (“Vintage Funds” and, together with the NorthStar Entities, the “NorthStar/GSAM Partnership”) entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with Common Pension Fund E, a common trust fund created pursuant to New Jersey statute (the “Seller”), pursuant to which, among other things, the NorthStar/GSAM Partnership agreed to acquire limited partnership interests in up to 25 real estate private equity funds (the “Fund Interests”) comprised of a diversified portfolio of assets with an aggregate reported net asset value of approximately $925 million (the “Valuation Date NAV”) at September 30, 2012 (the “Valuation Date”).

The NorthStar/GSAM Partnership agreed to initially pay $510 million to the Seller for all of the Fund Interests, representing approximately 55% of the Valuation Date NAV, and to pay the remaining $415 million, representing 45% of the Valuation Date NAV (the “Deferred Amount”) by the Outside Date (as defined below).  NorthStar, NorthStar Income and Vintage Funds shall contribute 70%, 15% and 15%, respectively, of all amounts payable pursuant to the Purchase and Sale Agreement (the “Allocable Percentage”).

The NorthStar/GSAM Partnership will be entitled to receive all distributions of cash flow and return of capital (“Distributions”) from and after the Valuation Date through the applicable Closing Date (as defined below) of each Fund Interest (in proportion to their Allocable Percentages), and will be obligated to fund all capital contributions made from and after the Valuation Date (in proportion to their Allocable Percentages).  NorthStar currently expects that the maximum amount of capital contributions that may be due from the NorthStar/GSAM Partnership following the date hereof is approximately $60 million.

Beginning on the first day of the fiscal quarter following the closing date of each Fund Interest (each, a “Closing Date”), and for a period of three years thereafter, Distributions shall be made to the NorthStar/GSAM Partnership on a priority basis as follows: (i) 85% to the NorthStar/GSAM Partnership (in proportion to their Allocable Percentages) and (ii) 15% to the Seller, provided that at the conclusion of each such fiscal year the NorthStar/GSAM Partnership (in proportion to their Allocable Percentages) shall pay such amounts, if any, necessary to reduce the Deferred Amount by 15% of the then outstanding Deferred Amount (the “Amortization Amount”) to the extent Distributions to the Seller during each such year were less than the Amortization Amount for such year.

In the fourth year following the applicable Closing Date, Distributions will be split equally between the NorthStar/GSAM Partnership and the Seller.  At the conclusion of that four-year period (the “Outside Date”), the NorthStar/GSAM Partnership (in proportion to their Allocable Percentages) will be required to pay to the Seller the Deferred Amount less (i) any Distributions received by the Seller during such four-year period and (ii) any Amortization Amounts received by the Seller during such four-year period.  NorthStar will guarantee its Allocable Percentage of any Deferred Amount.  The NorthStar/GSAM Partnership will receive 100% of all Distributions following the payment of the Deferred Amount.

In connection with the Purchase and Sale Agreement, the NorthStar/GSAM Partnership deposited an aggregate of $50 million of the purchase price with the Seller in proportion to their Allocable Percentages.  The deposit is generally non-refundable unless the transactions contemplated by the Purchase and Sale Agreement are not consummated as a result of a material breach of the Purchase and Sale Agreement by the Seller.

The transactions contemplated by the Purchase and Sale Agreement are expected to close as consents from the general partners of the Fund Interests are received (each, a “Closing”), with the initial closing expected in June or July 2013 and subsequent closings occurring periodically thereafter.  The outside date for any Closing is January 1, 2014 and each Closing is subject to customary closing conditions, including obtaining third-party consents that are outside of the control of the NorthStar/GSAM Partnership.

Cash Available for Distribution Impact

NorthStar currently expects that its portion of the acquisition of all of the Fund Interests will be $0.06 to $0.07 per share accretive to Cash Available for Distribution (“CAD”) for 2013 and $0.16 to $0.18 per share accretive to CAD for 2014.

CAD is a non-GAAP financial measure and NorthStar believes it provides investors and management with a meaningful indicator of operating performance. NorthStar management also uses CAD, among other measures, to evaluate profitability and the Board of Directors considers CAD in determining NorthStar’s quarterly cash dividends. CAD may fluctuate from period to period based upon a variety of factors, including, but not limited to, the timing and amount of investments, repayments and asset sales, capital raised, use of leverage, changes in the expected yield of investments and the overall conditions in commercial real estate and the economy generally.

CAD should not be considered as an alternative to net income (determined in accordance with U.S. GAAP) or as an indication of cash from operating activities (determined in accordance with U.S. GAAP) or a measure of liquidity or profitability. In addition, NorthStar’s methodology for calculating CAD may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with these companies.  The expected accretion to CAD referenced above is expected to be substantially equivalent to the expected accretion to net cash provided by operating activities.

Safe-Harbor Statement

Certain items in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words like “anticipate,” “ believe,” “will,” “expects,” “look forward” and similar expressions. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; NorthStar can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from NorthStar’s expectations include, but are not limited to, those described in the documents NorthStar has filed with the United States Securities and Exchange Commission as well as the possibility that (1) the Valuation Date NAV as of September 30, 2012 does not necessarily reflect the fair value of the Fund Interests on such date and the current fair value could be materially different, (2) the actual amount of future capital commitments underlying all of the Fund Interests that will be called and funded could vary materially from NorthStar’s expectations and could exceed $60 million, (3) the acquisition of the Fund Interests may not close at the time or on the terms anticipated, if at all, (4) the NorthStar/GSAM Partnership may be unable to satisfy the various conditions to closing of the acquisition of the Fund Interests, including obtaining consents outside of its control, and certain general partners of the Funds may exercise rights of first refusal to purchase Fund Interests, consequently the size of the transaction could vary significantly from NorthStar’s expectations, (5) because, among other matters, the sponsors of the private equity funds, rather than the NorthStar/GSAM Partnership, will control the investments in those funds, the NorthStar/GSAM Partnership could lose some or all of its investment and (6) CAD generated from the acquisition of the Fund Interests, if any, could be substantially less than anticipated and NorthStar’s expectations with respect to per share accretion to CAD may not be attained.  Such forward-looking statements speak only as of the date of this Current Report on Form 8-K. NorthStar expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Finance Corp.
(Registrant)

Date: June 12, 2013	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
Executive Vice President, General Counsel and Secretary